PURCHASE AGREEMENT


     PURCHASE AGREEMENT dated as of May 30, 2000 by and among FRISBY TECHNOLOGIES, INC. ("Frisby" or the "Company"), a Delaware corporation (the
"Company"),  and  the  purchaser  parties  listed  on  Schedule  1  hereto  (the
"Buyers").

                                    RECITALS


     Buyers desire to purchase from the Company, and the Company desires to issue and sell to Buyers, the Units.

     NOW, THEREFORE, the parties hereto agree as follows:

                                 I. DEFINITIONS

     1.1. Definitions. In addition to the terms defined elsewhere herein, the following terms, as used herein, have the following meanings when used herein with initial capital letters:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement, as the same may be amended from time to time.

     "Ancillary Agreements" means the Warrant Agreement, the Stockholders Agreement and the Registration Rights Agreement.

     "Balance Sheet" means the audited balance sheet of the Company as of December 31, 1999 and the related statements of operations and cash flows for the period ended December 31, 1999.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "Closing Date" means May 30, 2000.

     "Common Stock" means the Common Stock, par value $0.001 per share, of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Employment   Agreement"  means  the  Amended  Employment  Agreement  dated
December 8, 1997 entered into between the Company and Gregory Frisby.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or emissions, discharges or releases of Hazardous Substances into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Exchange Act of 1934, as amended.

     "Financial Statements" means, collectively, the Balance Sheet and the Interim Balance Sheet.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, regulated under Environmental Laws.

     "Interim Balance Sheet" means the unaudited balance sheet of the Company for the three month period ended March 31, 2000 and the related statement of income for the three month period ended March 31, 2000.

     "Interim Balance Sheet Date" means March 31, 2000.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means a material adverse effect on the assets, liabilities, properties, business, financial condition, results of operations or prospects of the Company, taken as a whole.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

     "Registration Rights Agreement" means the Registration Rights Agreement dated the Closing Date by and between the Company and the Buyers, substantially in the form of Exhibit C.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholders'   Agreement"   means  the  Second   Amended   and   Restated
Stockholders' Agreement dated the Closing Date by and between MUSI, the Company, Greg Frisby and Jeff Frisby substantially in the form of Exhibit A.

     "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (ii) any liability of the Company for the payment of any amounts of the type described in (i) as a result of being a party to any agreement or arrangement whereby liability of the Company for payment of such amounts was determined or taken into account with reference to the liability of any other Persons, and (iii) any liability of the Company with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "Units" means one share of Common Stock and one Warrant.

     "Warrant" means the warrants issued pursuant to the Warrant Agreement.

     "Warrant Agreement" the form of warrant agreement attached hereto as Exhibit B between the Company and certain investors who purchase Units.

                         II. PURCHASE AND SALE; CLOSING

     2.1. Authorization of Common Stock. The Company has authorized the issuance and sale of up to 800,000 shares of its Common Stock (the "Common Stock") to be issued under this Agreement and has reserved for issuance 800,000 shares of Common Stock issuable upon exercise of the Warrants pursuant to the Warrant Agreement.

     2.2. Purchase and Sale. (a) On the terms and subject to the conditions of this Agreement, at the Closing, the Company will issue and sell to the Buyers, and each of the Buyers will severally purchase from the Company such number of Units specified opposite such Buyer's name on Schedule A hereto. Each Unit shall consist of one share of Common Stock and one Warrant.

     (b) The purchase price for the Units (the "Purchase Price") will be Five Dollars ($5.00) per Unit. Such Purchase Price shall be payable as provided in
Section 2.3.

     2.3. Closing. The purchase and sale of the Units shall take place at the offices of Jones, Day, Reavis & Pogue at 599 Lexington Avenue, New York, NY 10022 at 10:00 a.m. on May 30, 2000 or at such other time and place as the parties shall mutually agree (the "Closing"). The Closing shall take place concurrently with the execution and delivery of this Agreement or at such other time as the parties shall mutually agree. At the Closing, the Buyers shall purchase 800,000 Units and the Company shall deliver to each of the Buyers purchasing Units, (i) certificates registered in each such Buyer's name, representing such number of shares of Common Stock and (ii) warrant certificates registered in each such Buyer's name representing Warrants to be acquired by each Buyer as set forth opposite such Buyer's name on Schedule A against payment of the Purchase Price thereof in lawful money of the United States of America by wire transfer.

     2.4. Proceedings. Except as otherwise specifically provided for in this Agreement, all proceedings that will be taken and all documents that will be executed and delivered by the parties hereto on the Closing will be deemed to have been taken and executed simultaneously, and no proceeding will be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

               III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company acknowledges that Buyers were induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of the Company set forth in this Agreement. Accordingly, the Company represents and warrants to each Buyer that:

     3.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     3.2. Authorization; Etc. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the issuance, sale and delivery of the Units are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The Company has all requisite legal and corporate power to issue and sell the Common Stock and the Warrants, to issue the Common Stock upon exercise of the Warrants and to carry out and perform its obligations under the terms of this Agreement and each of the Ancillary Agreements. This Agreement and the Ancillary Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

     3.3. Non-Contravention. Except as disclosed on Schedule 3.3, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company is a party will not (a) violate the certificate of incorporation or bylaws of the Company, (b) require any action by or in respect of, or filing with, any United States governmental body, agency, or official, including, without limitation, The NASDAQ Market, Inc., (c) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (d) require any consent or other action by any Person, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any agreement binding upon the Company or any license, franchise, permit or other similar authorization held by the Company, or (e) result in the creation or imposition of any Lien on any asset or securities of the Company.

     3.4. Capitalization; No Subsidiaries. (a) The entire authorized and issued capital stock of the Company is as of the date hereof and will be at the Closing, as set forth on Schedule 3.4(a) attached hereto. Schedule 3.4(a) includes a list of the principal record holders of the Company's securities and the number or amount of such securities each owns. Except as set forth in
Schedule 3.4(a), the Company holds no shares of its capital stock in its treasury. The Company has duly authorized the issuance of 800,000 shares of Common Stock for issuance to the Buyers pursuant to this Agreement. When issued in accordance with the terms of this Agreement, the Common Stock will be validly issued and outstanding, fully paid and nonassessable. The Common Stock, $0.001 par value of the Company issuable upon exercise of the Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     (b) Except as set forth in Schedule 3.4(b), there are no outstanding options, warrants or other rights to purchase or acquire from the Company, or exchangeable for or convertible into, any shares of Common Stock. The Company has reserved (i) a total of 750,000 shares of its Common Stock (the "Reserved Employee Shares") for purchase upon exercise of options granted or to be granted in the future to directors, employees and consultants under the Company's 1998 Option Plan (the "Option Plan") between the Company and certain employees and consultants of the Company as identified in Schedule 3.4(a), of which 531,050 option shares have been granted and are outstanding as of the date hereof and
(ii) a total of 200,000 shares of its Common Stock for purchase by the Company's employees pursuant to the Company's 2000 Employee Stock Purchase Plan of which no shares have been granted and are outstanding as of the date hereof. There are no preemptive rights with respect to the issuance or sale by the Company of the Units that have not been properly waived. Except as provided in the Ancillary Agreements and agreements executed and delivered pursuant to the Option Plan or as imposed by applicable securities laws, upon the Closing there will be no restrictions on the transfer or voting of any shares of the Company's Common Stock other than restrictions on transfer necessary to preserve the exemptions pursuant to which such securities were issued without registration under applicable securities laws.

     (c) Except as set forth on Schedule 3.4(c), the Company has no subsidiaries and does not own of record or beneficially (i) any shares of capital stock or voting securities or any other equity interest in any other Person or (ii) any participating or other interest in any partnership, joint venture or other non-corporate business enterprise.

     (d) Upon issuance of all Units to be issued to Buyers as contemplated by this Agreement, such Units, assuming the issuance of all Common Stock upon the exercise of all Warrants will represent 18.29% of the total outstanding capital stock of the Company on a fully diluted basis. For the purposes hereof, "outstanding capital stock of the Company on a fully diluted basis" means (a) all issued and outstanding shares of Common Stock of the Company, (b) all shares of Common Stock issuable upon exercise of any outstanding options, warrants or other rights to acquire capital stock of the Company and (c) all shares of Common Stock reserved for issuance under any equity incentive plans adopted by the Company, including, without limitation, the Option Plan.

     3.5. Financial Statements; Books and Records. (a) Copies of the Financial Statements have been heretofore delivered to Buyers. Except as set forth on
Schedule 3.5, such Financial Statements together with the notes thereto as well as financial statements in SEC Documents (as defined below) fairly present the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis for year-end financial information and in conformity with the instructions to Form 10-KSB and Regulations S-X.

     (b) All accounts, books, ledgers and official and other records material to the business of the Company have been fully, properly and accurately kept and compiled, and there are no material inaccuracies or discrepancies contained or reflected therein. The Company's books of account have been kept in conformity with GAAP.

     3.6. No Undisclosed Liabilities. There are no material liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a material liability, other than:

     (a) liabilities provided for in the Financial Statements or disclosed in the notes thereto;

     (b) liabilities disclosed on Schedule 3.6;

     (c) liabilities incurred in the ordinary course of business consistent with past practices after the Interim Balance Sheet Date; and

     (d) liabilities reasonably incurred in connection with the transactions contemplated by this Agreement.

     3.7. Accounts Receivable and Inventory. (a) All accounts receivable reflected in the Financial Statements (net of reserves set forth therein) and all accounts receivable which have arisen since the Interim Balance Sheet Date (net of additional reserves established since then, none of which are material) are valid and enforceable claims, and the goods sold and delivered which gave rise to such accounts receivable were sold and delivered in accordance with the applicable purchase orders, agreements and specifications. Such accounts receivable are, to the knowledge of the Company, subject to no defenses, offsets or recovery and are fully collectible in the ordinary course of business without resort to legal proceedings except to the extent of the amount of the reserve for doubtful accounts reflected on the Financial Statements.

     (b) Except as set forth on Schedule 3.7(a), all inventories reflected on the Financial Statements (net of reserves set forth thereon) and all inventories which have been acquired since the Interim Balance Sheet Date (net of reserves established since such date, none of which is material) are carried in accordance with GAAP consistently applied at lower of cost or market, are in good condition and are not obsolete (as determined in accordance with industry standards).

     3.8. Accounts Payable. Schedule 3.8 sets forth a true and correct "aged" list of all accounts payable of the Company as of March 31, 2000.

     3.9. Properties. (a) The Company does not own any real property. The Company has good title to all of its property and assets (whether tangible or intangible), including without limitation, those properties and assets reflected on the Financial Statements, free and clear of all Liens, except for (i) Liens identified on the Financial Statements, (ii) Liens for taxes not yet due, (iii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets, or (iv) mechanics', workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business.

     (b) Except as set forth on Schedule 3.9, the assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of the Company and are sufficient for the conduct of the Company's business as currently conducted.

     3.10. Intellectual Property. (a) Schedule 3.10(a) identifies all Intellectual Property Rights and all licenses, sublicenses and other written agreements to which the Company is a party and pursuant to which any Person is authorized to use such Intellectual Property Rights, including the identity of all parties thereto other than such agreements entered into by the Company with its customers, licensees and suppliers in the ordinary course of business. As used herein, the term "Intellectual Property Rights" means any trademark, service mark, trade name, invention, license, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing), in each case which is owned, licensed, used or held for use in connection with the conduct of the business of the Company as now conducted. The Company has the valid right to use the Intellectual Property Rights in the conduct of its business and such Intellectual Property Rights are sufficient for the conduct and development of the Company's business as currently conducted and as presently contemplated by the Company to be conducted in the future.

     (b) Except as set forth in Schedule 3.10(b):

     (i) The Company has not been sued or charged with or been a defendant in any claim, suit, action or proceeding relating to its business that is either pending or, to the knowledge of the Company, threatened, that involves a claim of infringement by the Company or any of its Affiliates of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right of any other Person and the Company has no knowledge of any basis for any such claim of infringement, including with respect to the future development of the Company's business as presently contemplated, by any other Person of any Intellectual Property Rights;

     (ii) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation or any continuing infringement of any of the Intellectual Property Rights by any other Person, including any employee, former employee, supplier, licensee, customer or Affiliate of the Company.

     (iii) The Company is not in violation of any license, sub-license or other agreement in respect of which the Company is a party and pursuant to which it is authorized to use any Intellectual Property Rights or any other trademarks, service marks, trade names, inventions, patents, trade secrets, copyrights, know-how or any other similar type of proprietary intellectual property rights of any other Person.

     (iv) No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person;

     (v) The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right; and

     (vi) There are no trade secrets, unpatented inventions or other confidential know-how of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, that are not subject to confidentiality agreements between the Company and its employees, consultants and suppliers.

     3.11. Contracts. (a) Except as disclosed in Schedule 3.11(a), the Company is not a party to or bound by:

     (i) any lease or sublease of real property or;

     (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for payments by the Company in any one year of $50,000 or more other than agreements entered into by the Company in the ordinary course of business;

     (iii) any agreement providing for the sale by the Company of goods, services, equipment or other assets that provides for payments to the Company of $50,000 or more other than agreements entered into by the Company in the ordinary course of business;

     (iv)  any  partnership,   joint  venture  or  other  similar  agreement  or
arrangement;

     (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

     (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (other than trade payables arising in the ordinary course of business) (in either case, whether incurred, assumed, guaranteed or secured by any asset);

     (vii) any indenture, note, bond, guaranty, surety, or other obligation for, or relating to, the borrowing or lending of money;

     (viii) any license agreement or other agreement with respect to any Intellectual Property Rights;

     (ix) any agency, dealer, distributorship, sales representative, marketing or other similar agreement;

     (x) any agreement that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

     (xi) any other agreement, commitment or arrangement not made in the ordinary course of business that is material to the Company.

     (b) Each agreement, contract or commitment disclosed or required to be disclosed in any Schedule to this Agreement is a valid and binding agreement of the Company and is in full force and effect, and, except as set forth on
Schedule 3.11(b), the Company:

     (i) has performed all obligations required to be performed by it under such agreements, contracts or commitments;

     (ii) is current in all payments obligations under such agreements, contracts or commitments; and

     (iii) the Company is not nor, to the knowledge of the Company, is any other party thereto in default or breach in any respect under the terms of any such agreement, contract or commitment.

     (c) Each lease of real property to which the Company is a party is valid, binding and enforceable in accordance with its respective terms and the Company is a tenant or possessor in good standing thereunder and, except as set forth on
Schedule 3.11(c), all rents due under such leases for which any applicable grace period has expired have been paid. The Company is not nor, to the knowledge of the Company, is any other party thereto in default or breach in any respect under the terms of any such lease.

     3.12. Customers; Licensees and Suppliers. (a) Schedule 3.12(a) lists the name of all customers, including licensees, of the Company that purchased or ordered goods or services from the Company accounting for aggregate revenues of $100,000 or more since January 1, 1999 and the approximate amount for which each customer was invoiced during such period (each such customer or licensee, a "Significant Customer"). The Company has not received any notice and otherwise has no knowledge that any Significant Customer of the Company has ceased, or will cease, to purchase or use the goods or services of the Company, or will substantially reduce the purchase of such goods or services.

     (b) Schedule 3.12(b) lists the name of all suppliers from which the Company ordered or purchased raw materials, supplies or other goods with an aggregate purchase price of $100,000 or more since January 1, 1999 and the approximate amount for which each supplier invoiced the Company during such period (each such supplier, a "Significant Supplier"). The Company has not received any notice and otherwise has no knowledge that any Significant Supplier will not sell raw materials, supplies or other goods to the Company at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Company, subject to general and customary price increases.

     3.13. Absence of Certain Changes. Except as disclosed on Schedule 3.13, since the Interim Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been:

     (a) any event, occurrence or development or state of circumstances or facts which, individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any securities issued by the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding securities issued by the Company;

     (c) any amendment of any term of any outstanding security issued by the Company;

     (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money;

     (e) any creation or assumption by the Company of any Lien on any material asset;

     (f) any making by the Company of any loan, advance or capital contributions to or investment in any Person;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

     (h) any write off, write up or write down of any material assets of the Company;

     (i) except for this Agreement and for transactions or commitments entered into in the ordinary course of business consistent with past practice, any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case where the amount involved exceeds $100,000;

     (j) any change in any method of accounting or accounting practice by the Company;

     (k) any forward purchase commitments outside of the ordinary course of business, or at prices higher than then current market prices;

     (l) any change in compensation, bonuses or other benefits payable to any director, officer or employee of the Company; or

     (m) any change in the terms of the Company's severance or retirement plans or policies thereof.

     3.14.  Tax  Matters.  Except  as  set  forth  in the  Financial  Statements
(including the notes thereto) or on Schedule 3.14, (a) all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company (collectively, the "Returns") have, to the extent required to be filed on or before the date hereof, been or will be filed when due in accordance with all applicable laws;
(b) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein; (c) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority; (d) the charges, accruals and reserves for Taxes for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company (excluding any provision for deferred income taxes) are adequate to cover such Taxes; (e) the Company is not delinquent in the payment of any Tax; (f) the Company has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (g) there is no claim, audit, action, suit, proceeding, or investigation now pending or, to the knowledge of the Company, threatened against or with respect to the Company in respect of any Tax (other than normal audits conducted by state or local Tax Authorities in the ordinary course of business); (h) neither the Company nor any other Person on behalf of the Company has entered into any agreement or consent pursuant to Section 341(f) of the Code; (i) there are no Liens for Taxes upon the assets of the Company except Liens for current Taxes not yet due; (j) the Company will not be required to include any adjustment in taxable income for any post-Closing Tax Period under
Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the Company for any Pre-Closing Tax Period; and (k) the Company has never been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person.

     3.15. Affiliate Transactions. (a) Schedule 3.15(a) contains a complete list of all liabilities or obligations as of the Interim Balance Sheet Date between any stockholder of the Company, any of their respective Affiliates or any Relative of any of the foregoing, on the one hand, and the Company, on the other hand. Other than as set forth on Schedule 3.15(a), since the Interim Balance Sheet Date the Company has not paid any amount (including without limitation for services rendered or to be rendered) or incurred any actual or contingent liability or obligation to any of its stockholders, any of their respective Affiliates or any Relative of any of the foregoing, or entered into any other transaction between the Company, on the one hand, and any such Person, on the other hand. For purposes of this Section 3.15, "Relative" means, with respect to any Person, (i) any living spouse or lineal descendent of such Person and any spouse of such lineal descendent and (ii) any living ascendant of such Person and any living spouse or lineal descendants of such ascendant and any spouse of such lineal descendants.

     (b) Schedule 3.15(b) lists any agreement between the Company and (i) any Person directly or indirectly owning, controlling or holding with power to vote, 1% or more of the outstanding voting securities of the Company or (ii) any director or officer of the Company or with any "associate" of any such director or officer.

     3.16. Insurance Coverage. Schedule 3.16 contains a complete list of all insurance policies and fidelity bonds covering the assets, business, operations, employees, officers and directors of the Company. Except as set forth in
Schedule 3.16, (i) there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bond (ii) all premiums due and payable under all such policies and bonds have been paid and the Company has complied with the terms and conditions of all such policies and bonds; (iii) such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect; (iv) such policies of insurance and bonds are of the type and in amounts deemed by the management of the Company to be sufficient; and (v) the Company does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

     3.17. Litigation. Except as set forth in Schedule 3.17, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before any court or arbitrator or any governmental body, agency or official.

     3.18.  Compliance with Laws;  End-Use Products.  (a) Except as disclosed on
Schedule 3.18(a), the Company, in the conduct of its business, is in compliance in all material respects with all laws, rules, regulations, judgments, injunctions, orders or decrees applicable thereto.

     (b) Except as set forth on Schedule 3.18(b), each governmental or regulatory license, authorization, permit, consent and approval held by the Company is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. The Company is not in default under, and, to the knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default under, any license, franchise, permit, or similar authorization held by the Company.

     (c) Except as set forth on Schedule 3.18(c), there are no statements, citations or decisions issued by any governmental authority that any product manufactured, marketed or distributed by the Company or any of its licensees (an "End-Use Product"), is, in whole or in part, defective or fails to meet any standard promulgated by any such governmental authority nor has any such governmental authority or other Person threatened, in writing, or, to the knowledge of the Company, otherwise threatened, to issue any such statement, citation or decision. Except as set forth on Schedule 3.18(c), (i) to the knowledge of the Company, there have been no threatened or actual government recalls by any governmental authority with respect to any End-Use Product and
(ii) based on the results of all third-party and in-house tests conducted by the Company since January 1, 1999, as set forth on Schedule 3.18(c), to the knowledge of the Company, there is no reasonable basis for the Company or any licensee to recall any End-Use Product or a duty to warn customers of a defect or insufficiency in any End-Use Product.

     3.19. Environmental Matters. (a) Except as disclosed on Schedule 3.19,

     (i) the Company has no knowledge of nor has it received any written notice from any Person alleging that the assets or properties now or previously owned, leased or operated by the Company do not comply with, or that the Company is in violation of or has violated, in connection with its use of any such assets or properties or the conduct of its business, any Environmental Laws;

     (ii) the Company has no knowledge of nor has it received any written notice from any Person alleging that there is any liability on the part of the Company arising out of or related to, directly or indirectly, any Environmental Laws;

     (iii) to the knowledge of the Company, no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing materials or underground storage tank (active or abandoned) is present at any property now owned, leased or operated by the Company; or

     (iv) to the knowledge of the Company, no Hazardous Substance has been transported, stored, used, manufactured, generated, distributed, released, discharged or disposed of by the Company in violation of any applicable Environmental Laws.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company (or by a third party of which the Company has knowledge) in relation to the business of the Company or any property or facility currently or, to the knowledge of the Company, previously owned or leased by the Company.

     3.20. Employee Matters. (a) Schedule 3.20(a) sets forth the name, annual salary and other compensation of all directors, officers, and other employees of the Company. All of the Company's employees are "at will" employees and the Company is not party to any employment agreement (written or oral) with any employee.

     (b) Schedule 3.20(b) lists all employee benefit plans (as defined in Section 3(3) of ERISA), and all other material plans or arrangements (other than contracts with individual employees or directors), written or oral, with respect to which the Company has any obligation or liability which are maintained, contributed to or sponsored by the Company for purposes of providing benefits with respect to the benefit of any current or former employee, officer or director of the Company (collectively, the "Plans"). The Company has made available to Buyers a true and complete copy of each Plan (including without limitation all amendments thereto) and a true and complete copy of each material document (including without limitation all amendments thereto) prepared in connection with each such Plans including without limitation (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, and (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500 for each Plan, if any. Except as set forth on
Schedule 3.20(b), the Company has no express or implied commitment, whether legally enforceable or not, to create, incur liability with respect to or cause to exist any employee benefit plan or to modify any Plan, other than as required by law.

     (c) Absence of Certain Types of Plans. Except as set forth on Schedule 3.20(b), none of the Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code (a "Defined Benefit Plan"). None of the Plans is (i) a "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) a plan or arrangement described under Section 4(b) (5) or 401(a) (l) of ERISA, or (iii) a plan maintained in connection with a trust described in Section 501(c)(g) of the Code. Except as set forth on Schedule 3.20(c), (i) none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person and (ii) none of the Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer or director of the Company.

     (d) Compliance with Applicable Law. Except as set forth on Schedule 3.20(d), each Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable law. No legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, suit or claim.

     (e) Qualification of Certain Plans. Each Plan or trust which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter to adversely affect the qualified or exempt status of any Plan or trust in such a manner as to give rise to a material liability incurred by the Company.

     (f) Absence of Certain Liabilities and Events. There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which could give rise to a material liability incurred by the Company. The Company has not incurred any material liability for any excise tax arising under Section 4971, 4972, 4975, 4980 or 4980B of the Code and no fact or event exists which could give rise to such material liability. The Company has not incurred any liability relating to Title IV of ERISA (other than for the payment of premiums to the Pension Benefit Guaranty Corporation), and no fact or event exists which could give rise to such liability.

     (g) Plan Contributions and Funding. Contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity, and to the knowledge of the Company, no fact or event exists which could give rise to any such challenge or disallowance.

     (h) Plan Modifications. Except as set forth on Schedule 3.20(h) or as required by applicable law, as of the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

     (i) Entitlements. Except as set forth on Schedule 3.20(i), no employee or former employee of the Company or any Affiliate of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of vesting or exercise of an incentive award) solely as a result of the transactions contemplated hereby.

     3.21. Offering of Shares. The issuance, sale and delivery of the Units to Buyers as contemplated herein and in the Warrant Agreement may be accomplished without registration of the Units under the Securities Act or any state securities law. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Units or any similar security of the Company has offered the Units or any such security for sale to, or solicited any offers to buy the Units or any similar security of the Company from, or otherwise approached or negotiated with respect thereto, any Persons other than accredited investors. Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Units to the registration provisions of the Securities Act or any state securities law.

     3.22. Finders' Fees. Except as set forth on Schedule 3.22, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     3.23. Full Disclosure. The representations and warranties of the Company contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances in which they are being made, not misleading.

     3.24. SEC Filings. (a) The Company has delivered to the Buyers (i) its annual report on Form 10-KSB for the fiscal year ended December 31, 1999 and
(ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, June 30 and September 30, 1999 (collectively the "SEC Reports").

     (b) As of its filing date, each SEC Report filed pursuant to the Exchange Act (i) did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the requirements of the Exchange Act.

     (c) The Company is eligible to use Securities Act Form S-3 for the filing of a registration statement under the Securities Act.

                  IV. REPRESENTATIONS AND WARRANTIES OF BUYERS

     Each Buyer, severally and not jointly, represents and warrants to the Company that, as to itself only:

     4.1. Authorization. Such Buyer has full power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to acquire the Units to be acquired pursuant to this Agreement. This Agreement and the Ancillary Agreements to which Buyer is a party have been duly executed and delivered by such Buyer and constitute valid and legally binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

     4.2. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party do not and will not (a) contravene or conflict with the constituent documents of Buyer, (b) require any action by or in respect of, or filing with, any governmental body, agency or official or (c) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Buyer.

     4.3. Purchase for Investment. (a) Buyer is purchasing the Units for investment for its own account and not with a view to, or for sale in connection with, any distribution of the Units except in compliance with applicable securities laws.

     (b) Buyer understands that the Units have not been registered under the Securities Act, or any state securities or blue sky laws and are "restricted securities" under the federal securities laws.

     (c) Buyer has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its purchase of the Units and of protecting Buyer's interests in connection therewith. Buyer is able to bear the economic risk of the purchase of the Units pursuant to the terms of this Agreement.

     (d) Buyer is not a Person that would, nor has Buyer taken any action which would, cause the issuance of the Units hereunder to be ineligible for the exemption from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof. Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     (e) Buyer understands that the share certificates and warrant certificates evidencing the Units may bear substantially the following legends:

     (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

     (ii) Any legend required by the Registration Rights Agreement or the laws of any other applicable jurisdiction.

     4.4. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Company upon consummation of the transactions contemplated by this Agreement or the Stockholders' Agreement.

                                  V. COVENANTS

     5.1. Access. (a) Prior to the Closing, the Company will give Buyers and their representatives, employees, counsel and accountants reasonable access to the properties, books, records and contracts of the Company and will furnish to Buyers and their representatives, employees, counsel and accountants such additional information with respect to the Company as Buyers reasonably request. The Company will cause its managerial and supervisory employees, independent accountants and other representatives, agents and advisors to be available upon reasonable notice to answer questions of Buyers and their representatives concerning the business and affairs of the Company; provided, however, that the foregoing shall not be construed to constitute, and the Company expressly disclaims making any, representations with respect to the financial projections previously furnished to Buyers.

     5.2. Third Party Consents; Governmental Approvals. With respect to any consent (a "Consent") which is required to be obtained by the Company from a third party and identified on any Schedule, the Company will use commercially reasonable efforts, and Buyers will cooperate with the Company, to obtain such Consent and to resolve any impediments to the purchase and sale of the Units.

     5.3. Notices of Actions and Proceedings. (a) The Company will promptly notify Buyers of any claims, actions, proceedings, or investigations commenced or, to its knowledge, threatened, involving or affecting the Company, which could have a Material Adverse Effect or which could adversely affect the consummation of the transactions contemplated by this Agreement.

     (b) The Company will promptly give notice to Buyers of: (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement;
(iii) the occurrence or nonoccurrence of any event which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate; (iv) any failure of the Company to comply with or satisfy in any material respect when required any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (v) the discovery of any information indicating that a representation or warranty contained in this agreement is untrue or incorrect in a material respect; provided, however, that the delivery of any notice pursuant to this Section 5.3 will not prejudice Buyers' right to any remedies to which they may be entitled hereunder.

     5.4. Best Efforts. Each of the parties will use their respective best efforts to take all actions necessary to render accurate as of the Closing their respective representations and warranties contained herein, to refrain from taking any action which would render any such representation or warranty inaccurate, and to perform or cause to be performed each covenant or condition to be performed or satisfied by them.

     5.5. Further Assurances. From time to time, as and when requested by any party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     5.6. Certain Tax Matters. All transfer, documentary, sales, use, stamp, registration, value added and other U.S. taxes and fees (including any penalties and interest) imposed on the Company in connection with the sale of the Units to Buyers under this Agreement and the Warrant Agreement will be borne and paid by the Company when due, and the Company will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees.

     5.7. Use of Proceeds. The Company shall apply the aggregate Purchase Price to reduce, satisfy and discharge those obligations of the Company listed on
Schedule 5.7 and to fund those working capital needs of the Company more particularly described on Schedule 5.7.

     5.8. Registration of Units. The Company shall register all Units held by MUSI whether previously held or acquired pursuant to the Purchase Agreement under the Securities Act in accordance with the terms and conditions set forth in the Registration Rights Agreement.

     5.9. Additional Investors. The Company may issue and sell to such other persons as the Company's Board of Directors authorizes ("Additional Investors"), at one or more closings (each, a "Subsequent Closing") on a date determined by the Company up to 700,000 Units for an aggregate purchase price of $3,500,000 in accordance with the subscription documents in the form attached hereto as Exhibit D; provided, however, that no such Subsequent Closing shall take place later than June 30, 2000 without the written consent of MUSI. At each such Subsequent Closing, each Additional Investor shall become a party to the Registration Rights Agreement by executing a joinder agreement thereto, and shall enter into a Warrant Agreement with the Company.

                            VI. CONDITIONS TO CLOSING

     6.1. Conditions to Obligations of Buyers at Closing. The obligation of Buyers to consummate the Closing are subject to the satisfaction on or before the Closing of each of the following conditions:

     6.1.1. Representations, Warranties and Covenants of the Company. (a) The representations and warranties of the Company made in this Agreement shall be true and correct as of the date hereof and as of the Closing, as though made as of the Closing; (b) the Company shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by it on or before the Closing Date; and (c) the Company shall have delivered to Buyers a certificate dated the Closing Date confirming the foregoing.

     6.1.2. Secretary's Certificate. The Company shall have delivered to Buyers a certificate from its Secretary certifying (a) as to the due adoption of resolutions adopted by its Board of Directors authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and (b) that the resolutions of the Company's Board of Directors adopted at a special meeting of the Board of Directors on May 10, 2000 and attached hereto as Exhibit E are true and correct and in full force and effect on the Closing Date and have not been amended, modified or rescinded.

     6.1.3. No Injunction, Etc. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect which prohibits the consummation of the Closing.

     6.1.4. Required Filings; Consents. All actions by the Company in the United States by or in respect of or filings with any United States governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained. The Company shall have obtained all Consents referred to in Section 5.2 and made them available for review by Buyers.

     6.1.5. Opinion of Counsel. Buyers shall have received an opinion of Ruskin, Moscou, Evans & Faltischek, P.C., counsel to the Company, dated the Closing Date, substantially in the form of Schedule 6.1.5.

     6.1.6. Ancillary Agreements. Each of the Ancillary Agreements, all in form and substance reasonably satisfactory to MUSI, shall have been executed and delivered by the Company and the other persons party thereto (other than MUSI).

     6.1.7. Agency Agreement. The letter agreement dated May 1, 2000 amending the Agency Agreement dated December 15, 1999 between Janney Montgomery Scott and the Company will not have been terminated, amended or modified without MUSI's prior written consent.

     6.1.8. Common Stock and Warrants. Each Buyer shall have received (i) a certificate evidencing the Common Stock being purchased at the Closing, duly completed and executed and (ii) a certificate evidencing the Warrants being issued pursuant to the Warrant Agreement, duly completed and executed.

     6.1.9. Letter Amendment to Employment Agreement. The Company and Gregory Frisby shall have entered into a letter agreement amending the Employment Agreement which shall be satisfactory to MUSI, which letter agreement shall not have been amended, modified or terminated.

     6.1.10. NASDAQ Consent. The Company shall have made any filings with or obtained any consents necessary under the NASDAQ SmallCap Market listing requirements in connection with the purchase and sale of the Units.

     6.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction on or before the Closing of each of the following conditions:

     6.2.1. Representations, Warranties and Covenants of Buyers. (a) The representations and warranties of Buyers made in this Agreement shall be true and correct as of the date hereof and as of the Closing, as though made as of the Closing and (b) Buyers shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Buyers on or before the Closing Date.

     6.2.2. No Injunction, etc. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect which will prohibit the consummation of the Closing.

     6.2.3. Required Filings. All actions by Buyers by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

     6.2.4. Ancillary Agreement. Each of the Ancillary Agreements to which a Buyer is a party, in form and substance reasonably satisfactory to the Company, shall have been executed and delivered by such Buyer.

                               VII. MISCELLANEOUS

     7.1. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof). All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely.

     7.2. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or by a nationally recognized overnight courier service or when dispatched during sender's normal business hours by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the appropriate party at the address specified on Schedule 1 hereto or to any changed address of which the parties are notified in accordance with this Section. All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding business day in the place of receipt.

     7.3. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

     7.4. Expenses. (a) Except as provided in this Section 7.4, the parties will pay all of their own expenses incurred in connection with the transactions contemplated by this Agreement.

     (b) The Company will reimburse to MUSI, in respect of the fees and expenses (included, but not limited to, attorney fees and expenses incurred by MUSI in connection with this Agreement and the Ancillary Agreements) up to an amount not to exceed $60,000.

     7.5. Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     7.6. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

     7.7. Governing Law. This Agreement will be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflict of laws rules of such State.

     7.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.9.  Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     7.10. Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

     7.11. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement and the Ancillary Agreements.

     7.12. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.

     7.13. Certain Interpretive Matters. (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to be Sections, Articles or Schedules of or to this Agreement, (ii) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (v) words in the singular include the plural and vice versa. All references to $ or dollar amounts will be to lawful currency of the United States.

     (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            FRISBY TECHNOLOGIES, INC.


                         By:/s/ Gregory S. Frisby
                            -------------------------
                            Name: Gregory S. Frisby
                            Title: Chairman and CEO


                            MUSI INVESTMENTS S.A.


                         By:/s/ Luca Bassani Antivari
                            -------------------------
                            Name: Dott. Luca Bassani Antivari
                            Title: President


                            /s/ Jean S. Moore
                            -----------------
                            Jean S. Moore


                            ALLFIRST COMPANY
                            CUSTODIAN FOR HOGAN & HARTSON
                            PARTNERS RETIREMENT PLAN FOR THE
                            BENEFIT OF JEAN S. MOORE

                         By:/s/ Leslie S. Christensen
                            -------------------------
                            Name: Leslie S. Christensen
                            Title: Senior Vice President


                            SCHOELLER TEXTIL AG


                         By:/s/ F. Albers
                            ------------------------
                            Name: F. Albers
                            Title: Chairman of the Board


                         By:/s/ H.J. Hubner
                            ------------------------
                            Name: H.J. Hubner
                            Title: Chief Executive Officer



                     [Signature Page to Purchase Agreement]

                                   Schedule A
                                   ----------


                                                                Aggregate
Buyer                                         Number of Units Purchase Price
-----                                         --------------- --------------

MUSI                                               550,000      $2,750,000

Ms. Jean S. Moore                                   20,000      $  100,000

Allfirst Company Custodian for Hogan &
Hartson Partners Retirement Plan for
the Benefit of Jean S. Moore                       180,000      $  900,000


Schoeller Textil AG                                 50,000      $  250,000

                                    Exhibit A

               Second Amended and Restated Stockholders' Agreement

                                    Exhibit B

                                Warrant Agreement

                                    Exhibit C

                          Registration Rights Agreement

                                   Schedule 1
                                   ----------

                                     Notices
                                     -------

         Buyers:

                  MUSI INVESTMENTS S.A.
                  231 Val des Bons Malades
                  L-2121 Luxembourg-Kirchberg
                  Attention:  Dott. Luca Bassani Antivari
                  Fax:  377-93-10-0850

         with a copy to:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York 10022
                  Attention:  Robert K. Smits, Esq.
                  Fax:  (212) 755-7306


                  Ms. Jean S. Moore
                  Hogan & Hartson LLP
                  Columbia Square
                  555 Thirteenth Street, NW
                  Washington, DC 20004-1109
                  Fax:  (202) 637-5910


                  Allfirst Company Custodian for
                  Hogan & Hartson Partners Retirement Plan
                  for the Benefit of Jean S. Moore
                  Suite 1000 North
                  601 Thirteenth St., NW
                  Washington, DC  20005
                  Attention: Leslie Christiansen
                  Fax:  202-434-7049

                  Schoeller Textile AG
                  Bahnhofstrasse 17
                  9475 Sevelen, Switzerland
                  Attention:  Chief Executive Officer
                  Fax:  081-785-20-10





         Company:

                  Frisby Technologies, Inc.
                  3195 Centre Park Boulevard
                  Winston-Salem, North Carolina 27107
                  Attention:  Gregory S. Frisby
                  Fax:  (336) 784-4664

         with a copy to:

                  Ruskin, Moscou, Evans & Faltischek, P.C.
                  170 Old Country Road
                  Mineola, New York  111501-4366
                  Attention:  Norman M. Friedland
                  Fax:  (516) 663-6601